                         EXCHANGE AND CONTRIBUTION AGREEMENT



          THIS EXCHANGE AND CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of July 29, 1997, is made and entered into by and among SCHEID VINEYARDS CALIFORNIA INC., a California corporation ("SVI-CAL"), SCHEID VINEYARDS INC., a Delaware corporation ("SVI-DEL," and together with SVI-Cal the "CORPORATIONS"), VINEYARD INVESTORS 1972, a California limited partnership ("VI-1972"), VINEYARD 405, a California limited partnership ("V-405," and together with VI-1972, the "PARTNERSHIPS"), QUADRA PARTNERS LLC, a California limited liability company ("QUADRA"), ALFRED G. SCHEID, AS TRUSTEE OF THE ALFRED G. SCHEID REVOCABLE TRUST, DATED OCTOBER 8, 1992 ("AGS"), SCOTT D. SCHEID ("SDS"), HEIDI M. SCHEID ("HMS"), EMANTY LIMITED LIABILITY COMPANY, a California limited liability company ("EMANTY"), BIG VINES LIMITED LIABILITY COMPANY, a California limited liability company ("BIG VINES," and together with Quadra, the "LIMITED LIABILITY COMPANIES"), and KURT J. GOLLNICK ("KJG").

                                   RECITALS

     A. SVI-Cal is a California Subchapter S corporation, all of the issued and outstanding shares of stock of which (the "SVI-CAL SHARES") are held by AGS.

     B. SVI-Del is a Delaware corporation having no outstanding shares, organized for the purpose of receiving and holding all of the assets to be transferred to it hereunder, including without limitation, all of the issued and outstanding common stock of SVI-Cal.

     C. VI-1972 is a California limited partnership having SVI-Cal as its general partner and SVI-Cal, AGS, Big Vines, Emanty and KJG as its limited partners.

     D. V-405 is a California limited partnership having SVI-Cal as its general partner and SVI-Cal and VI-1972 as its limited partners.

     E. Quadra is a California limited liability company having SVI-Cal, AGS, SDS, HMS and KJG as its members.

     F.   Emanty is a California limited liability company having AGS, Tyler
P. Scheid and Emily K. Liberty as its members.

     G. Big Vines is a California limited liability company having SDS and HMS as its members.

     H. The parties desire to capitalize SVI-Del through the exchange (the "EXCHANGE") of the SVI-Cal Shares, the partnership interests of AGS, Emanty and KJG in VI-1972 (the "VI-1972 PARTNERSHIP INTERESTS"), the membership interests of AGS, SDS, HMS and KJG in Quadra (the "QUADRA MEMBERSHIP INTERESTS") and the membership interests of SDS and HMS in Big

Vines (the "BIG VINES MEMBERSHIP INTERESTS") for shares of Class B Common Stock of SVI-Del, with the result, among others, that SVI-Cal will become the wholly-owned subsidiary of SVI-Del.

     I. Simultaneously with the Exchange, the parties desire that SVI-Del contribute (the "CONTRIBUTION," and together with the Exchange, the "TRANSACTION") the VI-1972 Partnership Interests, the Quadra Membership Interests and the Big Vines Membership Interests to SVI-Cal and that VI-1972, V-405, Quadra and Big Vines thereby be dissolved, with the result that the assets and liabilities of VI-1972, V-405, Quadra and Big Vines become the assets and liabilities of SVI-Cal.

     J. The parties desire that the Transaction be accomplished immediately prior to and contingent upon the completion of the contemplated initial public offering by SVI-Del of 2,000,000 shares of its Class A Common Stock (the "PUBLIC OFFERING").

     K. The parties intend that the Exchange will qualify for tax-free treatment under Section 351(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Regulations promulgated thereunder.

          NOW, THEREFORE, in consideration of the premises, and the mutual agreements and covenants contained herein, the parties hereby agree as follows:

          1.   TRANSACTION.

               (a) THE EXCHANGE. One (1) day prior to and contingent upon the closing of the Public Offering, the parties will execute such documents and will take such other actions as may be necessary or desirable to cause the Exchange to occur, including without limitation, the assignment by AGS to SVI-Del of all of his right, title and interest in and to the SVI-Cal Shares, the assignment by AGS, Emanty and KJG to SVI-Del of all of their respective right, title and interest in and to the VI-1972 Partnership Interests, the assignment by AGS, SDS and HMS of all of their respective right, title and interest in and to the Quadra Membership Interests and the assignment by SDS and HMS of all of their respective right, title and interest in and to the Big Vines Membership Interests. Each of the interests assigned hereunder shall be free and clear of all liens, liabilities, claims and encumbrances. SVI-Del will accept such assignments, and concurrently will cause shares of its Class B Common Stock to be issued in exchange therefor to the parties and in the denominations set forth in SECTION 1(c) below.

               (b) THE CONTRIBUTION. Simultaneously with the Exchange, the parties will execute such documents and will take such other actions as may be necessary or desirable to cause the Contribution to occur, including without limitation the assignment as a capital contribution by SVI-Del to SVI-Cal of the VI-1972 Partnership Interests and the Quadra Membership Interests assigned to SVI-Del under SECTION 1(a) above, free and clear of all liens, liabilities, claims and encumbrances. Following the Contribution, the parties will execute such documents and will take such other actions as may be necessary or desirable to cause VI-1972, V-405, Quadra and Big Vines to be wound up and dissolved.

               (c)  RESULTS OF THE TRANSACTION.  As a result of the Transaction:

                    (i) THE CORPORATIONS. SVI-Cal, conducting business under the name "Scheid Vineyards California Inc.," will become the wholly-owned subsidiary of SVI-Del, conducting business under the name "Scheid Vineyards Inc." and qualified to do business in California, the Subchapter S status of SVI-Cal will terminate and the issued and outstanding capital stock of SVI-Del will consist of 4,400,000 shares of Class B Common Stock held as follows:


                                                 NO. OF SHARES OF
       NAME OF STOCKHOLDER                     CLASS B COMMON STOCK
       -------------------                     --------------------

       Alfred G. Scheid, as Trustee of the
       Alfred G. Scheid Revocable Trust,
       dated October 8, 1992                   2,955,851
       Scott D. Scheid                           290,093
       Heidi M. Scheid                           290,093
       Emanty Limited Liability                  573,870
         Company
       Kurt J. Gollnick                          290,093
                                               ---------
         Total                                 4,400,000


                    (ii) THE PARTNERSHIPS. Each of the Partnerships will be wound up and dissolved, and the assets and liabilities thereof will become the assets and liabilities of SVI-Cal.

                    (iii) THE LIMITED LIABILITY COMPANIES. Each of the Limited Liability Companies will be wound up and dissolved, and the assets and liabilities thereof will become the assets and liabilities of SVI-Cal.

          2. THE PUBLIC OFFERING. One (1) day following the Transaction, the parties will use their reasonable best efforts to cause the Public Offering to be effected, in accordance with the provisions of the Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") filed by SVI-Del with the Securities and Exchange Commission with respect thereto, the Prospectus which is part of such Registration Statement (the "PROSPECTUS") and the underwriting agreement among SVI-Del and Cruttenden Roth Incorporated, Laidlaw Equities, Inc. and Rodman & Renshaw, Inc.

          3. DISTRIBUTIONS. Prior to the date of the Transaction, SVI-Cal will make a reasonable estimate of the minimum amount of the accumulated adjustment account of SVI-Cal (the "ACCUMULATED ADJUSTMENT ACCOUNT") pursuant to applicable Regulations promulgated under the Code through the date of the Transaction and will distribute such amount, to be first offset by the cancellation of existing advances, to AGS as the sole shareholder of SVI-Cal. If such advances are not sufficient to offset the amount of the Accumulated Adjustment Account as of the date of the Transaction in its entirety, the balance will be evidenced by a promissory note payable by SVI-Cal to AGS thirty (30) days following demand in the amount thereof, bearing interest at the prime rate (the "PRIME RATE") published in THE WALL STREET JOURNAL on the date thereof. In addition, prior to the date of the Transaction, VI-1972 will distribute to each of AGS, Big Vines, Emanty and KJG a promissory note payable to such party thirty (30) days following demand in an amount sufficient to pay federal and state income taxes due on the income from VI-1972 through the date of the Transaction, bearing interest at the Prime Rate on the date thereof.

          VI-1972 will distribute promissory notes to its partners providing for the payment of amounts necessary to pay income taxes on the income from the partnership through the date of the Transaction.

          4. BUY-SELL AGREEMENT. Immediately following the Transaction, the applicable parties shall execute the Buy-Sell Agreement in substantially the form attached hereto as EXHIBIT A and by this reference incorporated herein.

          5.   REPRESENTATIONS AND WARRANTIES.

               (a) INVESTMENT. Each of AGS, SDS, HMS, Emanty, Big Vines and KJG (as applicable, a "PURCHASER") severally represents and warrants to the other parties that:

                    (i) Such Purchaser has had, prior to the Transaction, the opportunity to ask questions of, and receive answers from, the Corporations and their respective management concerning the Corporations and the terms and conditions of this Agreement. Such Purchaser will rely in part upon the information about the Corporations included in the Registration Statement and the Prospectus and the representations and warranties of the Corporations herein in making such Purchaser's investment decision.

                    (ii) Such Purchaser and (if applicable) each of such Purchaser's members is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                    (iii) Such Purchaser has been advised that the shares of Class B Common Stock acquired by such Purchaser hereunder and the shares of Class A Common Stock into which such Class B Common Stock may be converted (collectively, the "ACQUIRED STOCK") have not been registered under the Securities Act nor qualified under any state securities laws on the ground, among others, that no distribution or public offering thereof is to be effected, and that, in this connection, SVI-Del is relying in part on the representations of such Purchaser set forth herein.

                    (iv) It is such Purchaser's intention to acquire the Acquired Stock for such Purchaser's own account, and the Acquired Stock is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof.

                    (v) Such Purchaser (with respect to each of Emanty and Big Vines, through its managing member or managing members) is able to bear the economic risk of an investment in the Acquired Stock acquired by such Purchaser pursuant to this Agreement and can afford to sustain a total loss on such investment.

                    (vi) Such Purchaser (with respect to each of Emanty and Big Vines, through its managing member or managing members) is an experienced and sophisticated investor, is able to fend for himself, herself or itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the risks and merits of acquiring the Acquired Stock.

                    (vii) Notwithstanding any other provision contained in this Agreement, such Purchaser understands that such Purchaser may never be able to sell or dispose of the Acquired Stock and may thus have to bear the risk of such investment for a substantial period of time, or forever. Such Purchaser is aware that none of the Acquired Stock may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions have been met and until such Purchaser has held the Acquired Stock for at least one (1) year.

                    (viii) Such Purchaser either has a preexisting personal or business relationship with the Corporations or one or more of their respective officers, directors or controlling persons, or by reason of such Purchaser's business or financial experience or the business or financial experience of such Purchaser's professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect such Purchaser's own interests in connection with the acquisition of the Acquired Stock.

                    (ix) Such Purchaser acknowledges that the certificates representing the Acquired Stock shall contain the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR BY ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

               (b) SVI-DEL. SVI-Del represents and warrants to each of AGS, SDS, HMS, Emanty and KJG (as applicable, a "STOCKHOLDER") that all Acquired Stock issued or issuable to such Stockholder has been or when issued will be duly authorized, validly issued and fully paid and nonassessable, has been issued or when issued will be issued in compliance with all applicable federal and state securities laws, and was not or when issued will not be issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

               (c) GENERAL. Each party severally represents and warrants to each other party that:

                    (i) If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized.

                    (ii) Such party has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

                    (iii) This Agreement has been duly authorized, executed and delivered by such party and is a valid and binding agreement on the part of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                    (iv) The making and performance of this Agreement by such party and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such party is a party or by which such party's properties may be bound, (B) if such party is other than an individual, the charter, bylaws, operating agreement or other governing documents of such party, or (C) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such party or such party's properties.

                    (v) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such party or such party's properties is required for the execution and delivery of this Agreement and the consummation by such party of the transactions herein contemplated.

          6.   MISCELLANEOUS.

               (a) NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               (b) AMENDMENTS, WAIVERS AND CONSENTS. Changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the party to be bound shall consent thereto in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (c) ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the applicable party at the address for notice as set forth in the register maintained by SVI-Del for such purpose or at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this SECTION 6.3. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

               (d) BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

               (e) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith shall survive the execution and delivery hereof or thereof until the third (3rd) anniversary of the date of this Agreement.

               (f) PRIOR AGREEMENTS. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

               (g) SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

               (h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its principles of conflicts of law).

               (i) HEADINGS. Article, Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

               (k) FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of any party, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

               (l) GENERAL RELEASE. Each of the parties hereby expressly waives any and all claims, demands and causes of action which he, she or it has, claims to have or may have, whether known or unknown, against either one or both of the Corporations and any of their past, present and future corporate sponsors, parents, divisions, subsidiaries, affiliates, related entities, successors, assigns, officers, attorneys, employees, agents or representatives. As used in this Agreement, "claims," "demands" and "causes of action" include, but are not limited to, contract claims, whether express or implied, tort claims, equitable claims, fraud claims, claims arising out of federal, state or local laws, regulations or ordinances. Each of the parties warrants that he, she or it has no pending claims of any kind before any court, administrative agency or other tribunal, or in arbitration against either one or both of the Corporations or any of their sponsors, corporate parents, divisions, sponsors, subsidiaries, affiliates, related entities, successors, assigns, officers, attorneys, employees, agents or representatives.

               (m) CALIFORNIA CIVIL CODE SECTION 1542. It is understood and agreed that all rights under California Civil Code Section 1542 are hereby expressly waived by each party. Said Section provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their respective officers thereunto duly authorized, as applicable as of the date first above written.

                         SCHEID VINEYARDS CALIFORNIA INC., a
                         California corporation


                         By:  /s/ ALFRED G. SCHEID
                            ---------------------------------------------
                              Name: Alfred G. Scheid
                              Its:  Chief Executive Officer

                                                                 "SVI-CAL"



                         SCHEID VINEYARDS INC.,
                         a Delaware corporation


                         By:  /s/ ALFRED G. SCHEID
                            ---------------------------------------------
                              Name: Alfred G. Scheid
                              Its:  Chief Executive Officer

                                                                 "SVI-DEL"

                         VINEYARD INVESTORS 1972, a
                         California limited partnership


                         By: Scheid Vineyards California Inc., a California corporation formerly known as "Scheid Vineyards Inc."


                              By:  /s/ ALFRED G. SCHEID
                                 -----------------------------------------
                                   Name: Alfred G. Scheid
                                   Its:  Chief Executive Officer

                         Its: General Partner

                                                                 "VI-1972"



                         VINEYARD 405, a California limited partnership


                         By: Scheid Vineyards California Inc., a California corporation formerly known as "Scheid Vineyards Inc."


                              By:  /s/ ALFRED G. SCHEID
                                 -----------------------------------------
                                   Name: Alfred G. Scheid
                                   Its:  Chief Executive Officer

                         Its: General Partner

                                                                   "V-405"

                         QUADRA PARTNERS LLC, a California
                         limited liability company


                         By:  /s/ ALFRED G. SCHEID
                            ---------------------------------------------------
                              Name:     Alfred G. Scheid, as Trustee of the
                                        Alfred G. Scheid Revocable Trust, dated
                                        October 8, 1992
                              Its:      Managing Member

                                                                       "QUADRA"



                         EMANTY LIMITED LIABILITY COMPANY,
                         a California limited liability company


                         By:  /s/ ALFRED G. SCHEID
                            ---------------------------------------------------
                              Name:     Alfred G. Scheid, as Trustee of the
                                        Alfred G. Scheid Revocable Trust, dated
                                        October 8, 1992
                              Its:      Managing Member

                                                                       "EMANTY"



                         BIG VINES LIMITED LIABILITY COMPANY,
                         a California limited liability company


                         By:  /s/ SCOTT D. SCHEID
                            ---------------------------------------------------
                              Name:     Scott D. Scheid
                              Its:      Managing Member


                         By:  /s/ HEIDI M. SCHEID
                            ---------------------------------------------------
                              Name:     Heidi M. Scheid
                              Its:      Managing Member

                                                                    "BIG VINES"

                         /s/ ALFRED G. SCHEID
                         ------------------------------------------------------
                         Alfred G. Scheid, as Trustee of the Alfred G. Scheid Revocable Trust, dated October 8, 1992
                                                                          "AGS"


                         /s/ SCOTT D. SCHEID
                         ------------------------------------------------------
                         Scott D. Scheid
                                                                          "SDS"


                         /s/ HEIDI M. SCHEID
                         ------------------------------------------------------
                         Heidi M. Scheid
                                                                          "HMS"


                         /s/ KURT J. GOLLNICK
                         ------------------------------------------------------
                         Kurt J. Gollnick
                                                                          "KJG"